EXHIBIT 23.02 INDEPENDENT ACCOUNTANTS' CONSENT WITH RESPECT TO PEPCO

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Pepco Holdings, Inc. (the "Registration Statement") of our reports dated January 18, 2002, relating to the financial statements and financial statement schedule, which appear in Potomac Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 2001.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Washington, DC
February 25, 2003